REPORT OF INDEPENDENT
 CERTIFIED PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE
The Board of Trustees
Professionally Managed Portfolios
Glendora, California
In planning and performing our audit of the
 financial statements of Portfolio 21, for the
 period ended August 31, 2001, we
 considered its internal control structure,
including procedures for safeguarding
 securities, in order to determine our
 auditing procedures for the purpose of
expressing our opinion on the financial
 statements and to comply with the
 requirements of Form N-SAR, not
 to provide assurance on the internal
 control structure.
The management of the Fund is
 responsible for establishing and
 maintaining an internal control
 structure. In fulfilling this responsibility,
 estimates and judgments by management
are required to assess the expected
benefits and related costs of internal
 control structure policies and procedures.
  Two of the objectives of an internal
control structure are to provide
 management with reasonable, but
not absolute, assurance that assets are
safeguarded against loss from
unauthorized use or disposition, and
 that transactions are executed in
accordance with management's
authorization and recorded properly
to permit preparation of financial
statements in conformity with
accounting principles generally
 accepted in the United States of
America.
Because of inherent limitations in
 any internal control structure, errors
 or irregularities may occur and not
 be detected.   Also, projection of
 any evaluation of the structure to
future periods is subject to the risk
that it may become inadequate
because of changes in conditions or
 that the effectiveness of the design
and operation may deteriorate.
Our consideration of the internal
control structure would not necessarily
disclose all matters in the internal
 control structure that might be material weaknesses under standards established by the American Institute
of Certified Public Accountants.
A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be
 detected within a timely period by
 employees in the normal course of
performing their assigned functions.
   However, we noted no matters
 involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined
above, as of August 31, 2001.
This report is intended solely for
the information and use of
 management and the Securities and
 Exchange Commission, and should
 not be used for any other purpose.

TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
October 12, 2001